SUMMIT THERAPEUTICS INC. INSIDER TRADING POLICY 1.0 Purpose The federal securities laws prohibit any member of the Board of Directors (“Director”), Officer (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the “Exchange Act”)) or employee of Summit Therapeutics Inc. (together with its affiliates and subsidiaries, “Summit” or the “Company”) from purchasing or selling the Company’s securities based on material nonpublic information concerning the Company, or from making recommendations or expressing opinions as to transacting in the Company’s securities on the basis of material nonpublic information or tipping material nonpublic information to others. These laws impose severe sanctions on individuals who violate them. In addition, the Securities and Exchange Commission (“SEC”) has the authority to impose large fines on the Company and on the Company’s Directors, executive officers and controlling stockholders if the Company’s employees engage in insider trading and the Company has failed to take appropriate steps to prevent it (so-called “controlling person” liability). PLEASE READ THIS POLICY CAREFULLY. NO OTHER POLICY, VERBAL OR WRITTEN, SUPERSEDES THE GUIDANCE CONTAINED HEREIN. IF THE LAW CONFLICTS WITH THIS POLICY, YOU MUST COMPLY WITH THE LAW. IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT THE COMPANY’S GENERAL COUNSEL. THIS DOCUMENT STATES A POLICY OF SUMMIT AND IS NOT INTENDED TO BE REGARDED AS LEGAL ADVICE. 2.0 Scope This Insider Trading Policy (this “Policy”) applies to all Directors, Officers, employees, agents, contractors, and other third parties working on behalf of Summit (“Summit Personnel”). You are responsible for knowing about and complying with the requirements of this Policy. You are also responsible for ensuring compliance with this Policy by anyone living in your household, your family members who do not live in your household but whose transactions in the Company’s securities are subject to your influence or control, and by entities over which you have control, directly or indirectly. 3.0 Responsibilities Role Responsibility Chief Financial Officer or delegate Responsibilities include:  establishing and approving policies and procedures related to the activities and practices covered within this Policy  developing, reviewing and conducting training related to activities and practices covered within this Policy  approving blackout notices to all Directors, Officers and Summit Personnel General Counsel or delegate Responsibilities include:  approving policies and procedures related to the activities and practices covered within this Policy  reviewing training related to activities and practices covered within this Policy  drafting blackout notices to all Directors, Officers and Summit Personnel Compliance Officer or delegate Responsibilities include:  developing and reviewing policies and procedures related to the activities and practices covered within this Policy

Role Responsibility  developing, reviewing and conducting training related to activities and practices covered within this Policy 4.0 Definitions Term Definition Material Information Information concerning the Company is considered material if there is a substantial likelihood that a reasonable shareholder would consider the information important in making an investment decision with respect to the Company’s securities. Stated another way, there must be a substantial likelihood that a reasonable shareholder would view the information as having significantly altered the “total mix” of information available about the Company. Material information can include positive or negative information about the Company. Information concerning any of the following subjects, or the Company’s plans with respect to any of these subjects, could be considered material:  the Company’s liquidity, cash burn rate, revenues or earnings;  a significant merger or acquisition involving the Company;  a significant licensing or collaboration agreement or serious discussions regarding such an agreement;  a change in control of the Company;  a significant change in the management or the Board of Directors of the Company;  the public or private sale of a significant amount of securities of the Company;  the Company’s decision to commence or terminate the payment of cash dividends;  the establishment of a program to repurchase securities of the Company;  a stock split;  a default on outstanding debt of the Company or a bankruptcy filing;  a new product release or a significant development, invention or discovery;  information concerning upcoming FDA actions or other significant regulatory developments, including a significant product recall;  information concerning significant clinical trials or non-clinical studies, including the timing of and findings and data from such trials and studies;  the loss, delay or gain of a significant contract, sale or order or other important development regarding customers, collaborators or suppliers;  a significant cybersecurity incident or investigation of a potential such incident;  a conclusion by the Company or a notification from its independent auditor that any of the Company’s previously issued financial statements should no longer be relied upon;  a change in or dispute with the Company’s independent auditor; or  major litigation matters. This list is illustrative only and is not intended to provide a comprehensive list of circumstances that could give rise to material information.

Term Definition Non-public Information Information concerning the Company is considered non-public if it has not been disseminated in a manner making it available to investors generally. Information will generally be considered non-public unless: (1) the information has been disclosed in a press release, in a public filing made with the SEC (such as a Report on Form 10-K, Form 10-Q or Form 8-K), or through a publicly announced conference call, news wire service or daily newspaper of wide circulation, and (2) a sufficient amount of time has passed so that the information has had an opportunity to be digested by the marketplace. If you have questions about whether information would be viewed as material, whether information has been publicly disclosed or whether a transaction is permitted under this Policy, you should contact the General Counsel. Covered Persons Covered Persons include:  Members of the Board of Directors;  Officers;  Summit employees;  all family members of Directors, Officers and Summit employees who share the same address as, or are financially dependent on, the Director or employee and any other person who shares the same address as the Director, Officer or Summit employee (other than (x) an employee or tenant of the Director or employee or (y) another unrelated person whom the Chief Executive Officer or Chief Financial Officer determines should not be covered by this policy); and  all corporations, limited liability companies, partnerships, trusts or other entities controlled by any of the above persons, unless the Chief Executive Officer or Chief Financial Officer determines that the entity has implemented policies or procedures designed to ensure that such person cannot influence transactions by the entity involving Company securities. Designated Covered Persons Designated Covered include:  Members of the Board of Directors;  Officers;  Designated Summit Employees;  all family members of Directors, Officers and Designated Summit Employees who share the same address as, or are financially dependent on, the Director, Officer or Designated Summit Employee and any other person who shares the same address as the Director, Officer or Designated Summit Employee (other than (x) an employee or tenant of the Director, Officer or Designated Summit Employee or (y) another unrelated person whom the Chief Executive Officer or Chief Financial Officer determines should not be covered by this policy); and  all corporations, limited liability companies, partnerships, trusts or other entities controlled by any of the above persons, unless the Chief Executive Officer or Chief Financial Officer determines that the entity has implemented policies or procedures designed to ensure that such person cannot influence transactions by the entity involving Company securities. Designated Summit Employees Summit employees designated from time to time by the Board of Directors, the Chief Executive Officer or Chief Financial Officer as being subject to this Section 5.

5.0 Policy 5.1 General Requirements- Trading while in possession of material non-public information (“MNPI’) 5.1.1 Prohibited Activities- 5.1.1.1 Except as provided in Section 5.1.2, Covered Persons may not:  purchase, sell, donate or transfer to another person any securities of the Company while he or she is aware of any MNPI concerning the Company or recommend to another person that they do so;  tip or otherwise disclose to any other person any MNPI concerning the Company if such person may misuse that information, such as by purchasing or selling Company securities or tipping that information to others;  purchase, sell, donate or transfer to another person any securities of another company while he or she is aware of any MNPI concerning such other company which he or she learned in the course of his or her service as a Director, Officer or Summit Personnel or recommend to another person that they do so; or  tip or otherwise disclose to any other person any MNPI concerning another company which he or she learned in the course of his or her service as a Director, Officer or Summit Personnel if such person may misuse that information, such as by purchasing or selling securities of such other company or tipping that information to others. Reminder: persons who provides MNPI, i.e., “tippers”, and the recipients of the MNPI who trade securities based on the MNPI, i.e., “tippees” − may be held criminally liable even if the tipper did not receive a “personal benefit”. 5.1.2 Exceptions- 5.1.2.1 The prohibitions in Sections 5.1.1 and 5.2 on purchases, sales, donations and transfers of Company securities do not apply to:  exercises of stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations, in each case in a manner permitted by the applicable equity award agreement; provided, however, that any securities so acquired may not be sold (either outright or in connection with a “cashless” exercise transaction through a broker) (i) while the Director, Officer or Summit Personnel is in possession of MNPI or (ii) during an applicable blackout period (as defined in Section 5.2). To be clear, if a Covered Person wants to simply exercise a stock option and “hold”, no pre-clearance is required during a blackout period. If a Covered Person wants to simply exercise a stock option and “hold” during an open period, pre-clearance is required. Further, any sale following the exercise of stock options or other equity awards, or “cashless” exercises of stock options or other equity awards will require pre-clearance at all times as set forth in Section 5.8.1;  acquisitions or dispositions of Company common stock under the Company’s 401(k) or other individual account plan that are made pursuant to standing instructions not entered into or modified while the

Director, Officer, or Summit Personnel is in possession of MNPI or during an applicable blackout period;  other purchases of securities from the Company (including purchases under the Company’s Employee Stock Purchase Plan) or sales of securities to the Company; provided, however, if the transaction involves the exercise of stock options or other equity awards, the transaction must be consistent with Sub-section 5.1.2.1;  bona fide gifts, so long as the donor has received confirmation or certification in form acceptable to the Company that the recipient does not intend to sell the securities while the donor is in possession of MNPI or during an applicable blackout period; and  purchases or sales made pursuant to a binding contract, written plan or specific instruction (a “trading plan”) which is adopted and operated in compliance with Rule 10b5-1; provided such trading plan: (1) is in writing; (2) was submitted to the Company for review by the Company prior to its adoption; and (3) was not adopted while the Director, Officer or Summit Personnel was in possession of MNPI or during an applicable blackout period. 5.1.3 Application of Policy After Cessation of Service 5.1.3.1 If a person ceases to be a Director, Officer or Summit Personnel at a time when he or she is in possession of MNPI concerning the Company, the prohibition on purchases, sales, donations or transfers of Company securities in Section 5.1.1 shall continue to apply to such person until that information has become public or is no longer material. 5.2 Blackout Periods 5.2.1 Regular Blackout Periods 5.2.1.1 Except as provided in Section 5.1.2, no Covered Person or entity may purchase, sell, donate or transfer to another person any securities of the Company during the period beginning on the last day of each calendar quarter and ending upon the commencement of the second full trading day after the public announcement of material results for such quarter (a “regular blackout period”). 5.2.2 Corporate News Blackout Periods 5.2.2.1 The Company may from time to time notify Designated Covered Persons that an additional blackout period (a “corporate news blackout period”) is in effect in view of significant events or developments involving the Company. In such event, except as provided in Section 5.1.2, no Designated Covered Person may purchase, sell, donate or transfer to another person any securities of the Company during such corporate news blackout period or inform anyone else that a corporate news blackout period is in effect. (In this policy, regular blackout periods and corporate news blackout periods are each referred to as a “blackout period.”) 5.2.3 Possession of MNPI when a Blackout Period is Not in Effect 5.2.3.1 Even if no blackout period is then in effect, if a person is in possession of MNPI the prohibitions contained in Section 5.1.1 apply.

5.3 Prohibition on Pledges. 5.3.1 No Covered Person or entity covered may purchase Company securities on margin, borrow against Company securities held in a margin account, or pledge Company securities as collateral for a loan. However, an exception may be granted where a person wishes to pledge Company securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge Company securities as collateral for a loan must submit a request for approval to the principal financial officer. In addition, any such request by a director or executive officer must also be reviewed and approved by the Audit Committee. 5.4 Prohibition on Short Sales, Derivative Transactions and Hedging Transactions 5.4.1 No Covered Person or entity may engage in any of the following types of transactions with respect to Company securities: 5.4.1.1 short sales, including short sales “against the box”; or 5.4.1.2 purchases or sales of puts, calls or other derivative securities; or 5.4.1.3 purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other similar transactions that directly hedge or offset, or are designed to directly hedge or offset, any decrease in the market value of Company securities. 5.5 Partnership Distributions 5.5.1 Nothing in this policy is intended to limit the ability of a venture capital partnership or other similar entity with which a Director is affiliated to distribute Company securities to its partners, members or other similar persons. It is the responsibility of each affected Director and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances and applicable securities laws. 5.6 Underwritten Public Offering 5.6.1 Nothing in this policy is intended to limit the ability of any person to sell Company securities as a selling stockholder in an underwritten public offering pursuant to an effective registration statement in accordance with applicable securities law. 5.7 Notice and Pre-Clearance of Transactions for Covered Persons and Designated Covered Persons 5.7.1 Pre-Transaction Clearance. No Covered Person may purchase or sell or otherwise acquire or dispose of securities of the Company, other than in a transaction permitted under Section 5.1.2, unless such person or entity pre-clears the transaction as set forth below: 5.7.1.1 For Shares Held in Shareworks (i.e., both ESPP shares and vested options). For shares held in Shareworks, a Covered Person must pre-clear the transaction by submitting a written request through his/her/its Shareworks account describing the details of the proposed transaction (e.g., number of shares to exercise, method of exercise). The Chief Executive Officer and the Chief Operating Officer (or their designee) shall each have sole discretion to decide whether to clear any contemplated transaction and may grant or deny clearance by responding in writing to a request that is submitted in accordance with the above-referenced procedure. If the Chief Executive Officer or the Chief Operating Officer (or their designee) approves the proposed transaction on or before 4:00 pm ET, the trading window commences upon approval and closes thirteen (13) consecutive trading hours following approval. There are 6.5 trading hours per trading day, so for example, if a request was approved at 2:00 pm ET, Tuesday July 30, the Covered Person would be able to transact until 2:00 pm ET, Thursday, August 1. If the Chief Executive Officer or the Chief Operating Officer (or their designee) approves the proposed transaction after 4:00 pm ET, the trading window commences the next business day for two consecutive trading days. For example, if a request is approved at 10:00 pm ET on Tuesday, July 30, the eligible trading window will commence at market open on Wednesday, July 31 and end upon market close on Thursday, August 1. Please note that if a Covered Person wants to simply exercise a stock option and “hold”, no pre-clearance is required if during a blackout period. If during an open period, pre-clearance is required. 5.7.1.2 For Shares Held Outside Shareworks. For shares held outside of Shareworks (e.g., in a personal brokerage account such as Morgan Stanley or Merrill Lynch) a Covered Person must pre-clear the transaction by sending a written request describing the details of the proposed transaction (e.g., number of shares, sale price) to securities@summitplc.com. The Chief Executive Officer and the Chief Operating Officer (or their designee) shall each have sole discretion to decide whether to clear any contemplated transaction and may grant or deny clearance by responding in writing to a request that is submitted in accordance with the above-referenced procedure. If the Chief Executive Officer or the Chief Operating Officer (or their designee) approves the proposed transaction via email on or before 4:00 pm ET, the trading window commences upon approval and closes thirteen (13) consecutive trading hours following approval. There are 6.5 trading hours per trading day, so for example, if a request was approved at 2:00 pm ET, Tuesday July 30, the Covered Person is able to transact until 2:00 pm ET, Thursday, August 1. If the Chief Executive Officer or the Chief Operating Officer (or their designee) approves the proposed transaction via email after 4:00 pm ET, the trading window commences the next business day for two consecutive trading days. For example, if a request is approved at 10:00 pm ET on Tuesday, July 30, the eligible trading window will commence at market open on Wednesday, July 31 and end upon market close on Thursday, August 1. 5.7.1.3 Designated Covered Persons who are subject to reporting obligations under Section 16 of the Exchange Act are also subject to 5.7.2 below. A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the applicable period referenced above must be pre-cleared again prior to execution. 5.7.1.4 Notwithstanding receipt of pre-clearance, if the Covered Person comes into possession of MNPI or becomes subject to a blackout period before the transaction is effected, the transaction may not be completed. 5.7.2 Upon receiving approval in accordance with Subsection 5.7.1.1 or 5.7.1.2, Designated Covered Persons who are subject to reporting obligations under Section 16 of the Exchange Act must also notify the Chief Financial Officer and Chief Operating Officer (or designees) in writing of the approved transaction prior to executing the transaction. For transactions occurring outside of Shareworks, such Designated Covered Persons are responsible for ensuring their brokerage company generates and files the necessary

Form 144 at the same time such Designated Covered Person places the order to effectuate the approved transaction. For transactions occurring within Shareworks, including: (i) exercise and sell and (ii) exercise and sell to cover, Designated Covered Persons must set up a separate account with the Company’s financial provider (e.g., Morgan Stanley), provide any required signatures, and fill out any necessary forms prior to trading. 5.7.2.1 Designated Covered Persons who are subject to reporting obligations under Section 16 of the Exchange Act shall also notify the Chief Executive Officer or the Chief Financial Officer (or designee) of any purchase, sale or other acquisition or disposition of securities of the Company as soon as possible following the transaction, but in any event within one business day after the transaction. Such notification must be in writing (including by e-mail) and should include the identity of the Designated Covered Person, the type of transaction, the date of the transaction, the number of shares involved and the purchase or sale price. 5.7.3 Deemed Time of a Transaction 5.7.3.1 For purposes of Section 5.7, a purchase, sale or other acquisition or disposition shall be deemed to occur at the time the person becomes irrevocably committed to it (for example, in the case of an open market purchase or sale, this occurs when the trade is executed, not when it settles). 5.8 Regulation Blackout Trading Regulation (BTR) 5.8.1 If the Company is required to impose a “pension fund blackout period” under Regulation BTR, each Director and Officer shall not, directly or indirectly sell, purchase or otherwise transfer during such blackout period any equity securities of the Company acquired in connection with his or her service as a Director or Officer of the Company, except as permitted by Regulation BTR. 5.9 Penalties For Violation 5.9.1 Violation of this policy is grounds for disciplinary action by the Company, including termination of employment. In addition to any disciplinary actions the Company may take, insider trading can also result in administrative, civil or criminal proceedings which can result in significant fines and civil penalties, being barred from service as an officer or director of a public company, or imprisonment. 5.10 Company Assistance and Education 5.10.1 Assistance 5.10.1.1 The Company shall provide reasonable assistance to all Directors and Officers, as requested by such Directors and Officers, in connection with the filing of Forms 3, 4 and 5 under Section 16 of the Exchange Act. However, the ultimate responsibility, and liability, for timely filing remains with the Directors and Officers. 5.10.2 Education 5.10.2.1 The Company shall take reasonable steps designed to ensure that all Directors and employees of the Company are educated about, and periodically reminded of the federal securities law restrictions and Company policies regarding insider trading.

5.11 Limitation on Liability 5.11.1 None of the Company, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or Summit employees will have any liability for any delay in reviewing, or refusal of, a trading plan submitted pursuant to Section 5.1.2, a request for pre- clearance submitted pursuant to Section 5.7.1 or a request to allow a pledge submitted pursuant to Section 5.3. Notwithstanding any review of a trading plan pursuant to Section 5.1.2 or pre- clearance of a transaction pursuant to Section 5.7.1, none of the Company, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or any Summit employee assumes any liability for the legality or consequences of such trading plan or transaction to the person engaging in or adopting such trading plan or transaction. 5.12 Company Transactions 5.12.1 This paragraph applies to the Company and covers transactions by the Company in the Company’s securities. From time to time, the Company may engage in transactions in its own securities. It is the Company’s policy to comply with all applicable securities and state laws (including appropriate approvals by the Board of Directors or appropriate committee, if required) when engaging in transactions in the Company’s securities. Last Updated February 19, 2025.